UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

THE ALGER FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

YOUR IMMEDIATE ATTENTION IS REQUESTED

Special Meeting of Shareholders Scheduled for July 29, 2015

ALGER GROWTH OPPORTUNITIES FUND

Dear Shareholder:

We have been trying to reach you. Recently we distributed proxy materials in connection with a Special Meeting of Shareholders of the Alger Growth Opportunities Fund concerning an important proposal affecting your fund. The Special Meeting of Shareholders is fast approaching and our records indicate that we have not yet received your vote. In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.

This Special Meeting had been called for shareholders to vote upon the following proposal:

1. To approve changing the Fund’s fundamental investment policy regarding concentration of investments

While to date, an overwhelming majority of the votes received have been cast in favor of the proposal, a quorum of the shares entitled to vote has not yet been achieved.

To avoid adjournments and additional solicitation costs, the Board of Trustees unanimously recommends shareholders vote “FOR” the proposal.

The proxy statement is available online at www.OkapiVote.com/AlgerFunds

In order for your vote to be represented, we must receive your instructions.  For your convenience, please utilize any of the following methods to submit your vote:

1.              By Internet

Follow the simple instructions on the enclosed proxy card.

2.              By Touchtone

Please call the toll-free number located on your proxy card and follow the simple instructions.

3.              By Phone

Please call Okapi Partners, the Funds’ proxy solicitor, toll-free at (877) 629-6357.  Representatives are available to take your vote or answer any questions Monday through Friday 9:00 AM to 5:00 PM (EST)

4.              By Mail

Simply return your executed proxy card in the envelope provided.

If possible, please utilize one of the first three options to ensure your vote is captured in time for the meeting.

Please take a moment and vote today!  Thank you.

YOUR IMMEDIATE ATTENTION IS REQUESTED

Special Meeting of Shareholders Scheduled for July 29, 2015

ALGER GROWTH OPPORTUNITIES FUND

Dear Shareholder:

We have been trying to reach you. Recently we distributed proxy materials in connection with a Special Meeting of Shareholders of the Alger Growth Opportunities Fund concerning an important proposal affecting your fund. The Special Meeting of Shareholders is fast approaching and our records indicate that we have not yet received your vote. In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.

This Special Meeting had been called for shareholders to vote upon the following proposal:

1. To approve changing the Fund’s fundamental investment policy regarding concentration of investments

While to date, an overwhelming majority of the votes received have been cast in favor of the proposal, a quorum of the shares entitled to vote has not yet been achieved.

To avoid adjournments and additional solicitation costs, the Board of Trustees unanimously recommends shareholders vote “FOR” the proposal.

The proxy statement is available online at www.OkapiVote.com/AlgerFunds

In order for your vote to be represented, we must receive your instructions.  For your convenience, please utilize any of the following methods to submit your vote:

1.              By Internet

Follow the simple instructions on the enclosed proxy card.

2.              By Touchtone

Please call the toll-free number located on your proxy card and follow the simple instructions.

3.              By Mail

Simply return your executed proxy card in the envelope provided.

If possible, please utilize one of the first two options to ensure your vote is captured in time for the meeting.

If you have any questions, please call Okapi Partners, the Funds’ proxy solicitor, toll-free at (877) 279-2311.

Please take a moment and vote today!  Thank you.